As filed with the Securities and Exchange Commission on August 22, 2025

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3
REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Lifezone Metals Limited
(Exact name of registrant as specified in its charter)

Isle of Man	1000	Not applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2nd Floor, St. George’s Court,
Upper Church Street
Douglas, Isle of Man, IM1 1EE
(Address of principal executive office)
Telephone:  +44 1624 850500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Corporation Service Company
80 State Street
Albany, NY 12207-2543
Telephone: (302) 421-6100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all correspondence to:

Mark Mandel
Carol Stubblefield
Baker & McKenzie LLP
452 5th Ave
New York, NY 10018
(212) 626-4100

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (as amended, the “Securities Act”), check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this preliminary prospectus is not complete and may be changed. The Registrant may not sell the securities described herein until the registration statement filed with the Securities and Exchange Commission is declared effective. This preliminary prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS - SUBJECT TO COMPLETION, DATED AUGUST 22, 2025

LIFEZONE METALS LIMITED

UP TO 2,500,000 ORDINARY SHARES OFFERED BY SELLING SECURITYHOLDER

The selling securityholder named in this prospectus (the “Selling Securityholder”) may offer and sell from time to time up to 2,500,000 ordinary shares, par value $0.0001 per share (the “Ordinary Shares”), of Lifezone Metals Limited, an Isle of Man company (“Lifezone Metals”), that may be issuable to the Selling Securityholder upon exercise of warrants issued to the Selling Securityholder in connection with the Bridge Facility, as defined below, described herein.

The Selling Securityholder may offer all or part of the securities for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. These securities are being registered to permit the Selling Securityholder to sell securities from time to time, in amounts, at prices and on terms determined at the time of offering. The Selling Securityholder may sell these securities through ordinary brokerage transactions, directly to market makers of our shares or through any other means described in the section entitled “Plan of Distribution” herein. In connection with any sales of securities offered hereunder, the Selling Securityholder, any agents, brokers or dealers participating in such sales may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

Our Ordinary Shares and public Warrants are listed on the New York Stock Exchange (the “NYSE”) under the symbols “LZM” and “LZMW,” respectively. On August 21, 2025, the closing price for our Ordinary Shares on the NYSE was US$4.42. On August 21, 2025, the closing price for our Warrants on the NYSE was US$0.3980.

We will not receive any proceeds from the sale of the securities by the Selling Securityholder. However, we will receive proceeds from the exercise of the warrants if the Selling Securityholder exercises a warrant for cash.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus and any amendments or supplements carefully before you make your investment decision.

Lifezone Metals is an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, and is therefore eligible to take advantage of certain reduced reporting requirements otherwise applicable to other public companies.

Lifezone Metals is also a “foreign private issuer” as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is exempt from certain rules under the Exchange Act that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, Lifezone Metals’ officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions under Section 16 of the Exchange Act. Moreover, Lifezone Metals is not required to file periodic reports and financial statements with the Securities and Exchange Commission (the “SEC”) as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 4 of this prospectus and risk factors contained in the documents incorporated by reference herein, including our Annual Report on Form 20-F for the fiscal year ended December 31, 2024, before you make an investment in the securities.

Neither the SEC nor any state or foreign securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated August    , 2025.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this process, the Selling Securityholder referred to in this prospectus and identified in any supplements to this prospectus may offer and sell Ordinary Shares under this prospectus.

Under this shelf process, the Selling Securityholder may sell up to 2,500,000 Ordinary Shares in one or more offerings. The offer and sale of securities under this prospectus may be made from time to time, in one or more offerings, in any manner described in the section of this prospectus entitled “Plan of Distribution.”

You should not assume that the information contained in, or incorporated by reference into, this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus, even though this prospectus is delivered or Ordinary Shares covered by this prospectus are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in, or incorporated by reference into, this prospectus in making your investment decision. You should also read and consider the information in the documents described in the section below entitled “Where You Can Find Additional Information.”

You should rely only on information contained in this prospectus, any prospectus supplement and any related free writing prospectus. We have not, and the Selling Securityholder has not, authorized anyone to provide you with information different from that contained in this prospectus, any prospectus supplement and any related free writing prospectus. The information contained in this prospectus is accurate only as of the date on the front cover of the prospectus. You should not assume that the information contained in this prospectus is accurate as of any other date.

Discrepancies in any table between totals and sums of the amounts listed are due to rounding. Certain amounts and percentages have been rounded; consequently, certain figures may add up to be more or less than the total amount and certain percentages may add up to be more or less than 100% due to rounding.

Throughout this prospectus, unless otherwise designated or the context otherwise requires, the terms “we”, “us”, “our”, “Lifezone”, “Lifezone Metals” and “the Company” refer to Lifezone Metals and its subsidiaries.

ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained in this Prospectus (including information incorporated by reference herein) constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, regarding, among other things, the plans, strategies and prospects, both business and financial, of Lifezone Metals. These statements are based on the beliefs and assumptions of the management of Lifezone Metals. Although Lifezone Metals believes that its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, Lifezone Metals cannot assure you that it will achieve or realize these plans, intentions or expectations.

Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, and any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “predicts,” “projects,” “forecasts,” “may,” “might,” “will,” “could,” “should,” “would,” “seeks,” “plans,” “scheduled,” “possible,” “continue,” “potential,” “anticipates” or “intends” or similar expressions; provided that the absence of these does not mean that a statement is not forward-looking.

In addition, statements of belief and similar statements reflect the beliefs and opinions of our management on the relevant subject, and are based upon information available to such parties, as applicable, as of the date of this Prospectus, and while such party believes such information forms a reasonable basis for such statements, such information may be limited or incomplete, and statements should not be read to indicate that our management has conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and you are cautioned not to unduly rely upon these statements.

These statements are subject to a number of risks and uncertainties regarding Lifezone’s business, and actual results may differ materially. These risks and uncertainties include, but are not limited to: general economic, political, and business conditions, including but not limited to economic and operational disruptions; the development and processing of mineral resources at the Kabanga Nickel Project, including finalization of the joint financial model relating to the Kabanga Nickel Project which will underly the equitable economic benefits allocation; obtaining additional capital, including use of the debt market, future capital requirements, and sources and uses of cash; maintaining key strategic relationships with partners and customers; the timing and significance of contractual relationships; the outcome of any legal proceedings that may be instituted against Lifezone; risks related to the rollout of Lifezone’s business, the efficacy of the Hydromet Technology, and the timing of expected business milestones; the acquisition, maintenance, and protection of intellectual property; the ability of Lifezone to achieve projections and anticipate uncertainties relating to its business, operations, and financial performance, including expectations with respect to financial and business performance, future operating results, financial projections, and business metrics; expectations regarding product and technology development and pipeline, market size, and the competitive landscape; the ability to develop, design, and sell differentiated products and services; expectations regarding future acquisitions, partnerships, or other relationships with third parties; executing its growth strategy, managing growth profitably, and retaining key employees; upgrading, maintaining, and securing information technology systems; maintaining the listing of its securities on a United States national securities exchange; complying with applicable laws and regulations, including privacy regulation; anticipating the impact of, and responding to, new accounting standards; meeting future liquidity requirements and complying with restrictive covenants related to long-term indebtedness; and dealing effectively with litigation, complaints, and/or adverse publicity.

You should understand that the following important factors, in addition to those referred to under the heading “Risk Factors” and elsewhere in this Prospectus (including the documents incorporated by reference herein) could affect the future results of Lifezone, and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements in this Prospectus.

New risk factors emerge from time to time and it is not possible to predict all such risk factors, nor can the parties assess the impact of all such risk factors on us, or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements are expressly qualified in their entirety by the foregoing cautionary statements. Lifezone undertakes no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

iii

PROSPECTUS SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated into this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in the securities covered by this prospectus. You should read the following summary together with the more detailed information in or incorporated into this prospectus before making an investment decision.

Overview

Lifezone Metals’ together with all of its subsidiaries (“Lifezone”) is committed to delivering cleaner and more responsible metals production and recycling. Through the application of our Hydromet Technology, we offer the potential for lower energy consumption, lower emissions and lower cost metals production compared to traditional smelting.

The Kabanga Nickel Project in Tanzania is our flagship project and is considered to be one of the world’s largest and highest-grade development-ready nickel sulfide deposits. It is a well-advanced project with more than $420 million invested by Lifezone Metals and previous stakeholders. The Kabanga Nickel Project represents an opportunity to develop a large-scale, long-life, high-grade nickel, copper and cobalt Mineral Reserve with robust economics, with a well laid out development path backed by an experienced technical and management team.

We released the Initial Assessment in the first half of 2025, followed by the Feasibility Study (“FS”) on July 18, 2025 and marking a significant and historic milestone in the nearly five-decade journey of the Kabanga Nickel Project. The FS outlines a development plan for the Kabanga Nickel Project, focused on the construction and operation of a 3.4 million tonnes per annum underground mine and concentrator. The economic results highlight the project’s potential to deliver attractive returns over a long life, supported by high-grade Mineral Reserve and Resources and a low-cost operating profile. The proposed hydrometallurgical refinery at Kahama, located in the Buzwagi Special Economic Zone, remains an important strategic component of Lifezone’s vertically integrated development plan, although it was not included in the scope of the FS. Our partnership with the Government of Tanzania has been instrumental in advancing the project, and Lifezone remains aligned in our commitment to responsible development and long-term value creation.

Through our US-based recycling partnership, we are working to demonstrate that our Hydromet Technology can process and recover Platinum Group Metals (“PGM”) from responsibly sourced spent Automotive Catalytic Converters (“Autocats”). Our process is expected to be cleaner and more efficient than conventional smelting and refining methods, supporting a circular economy for precious metals Lifezone Metals Limited was incorporated under the laws of the Isle of Man on December 8, 2022. Lifezone’s registered office is located at 2nd Floor, St. George’s Court, Upper Church Street Douglas, Isle of Man, IM1 1EE. Our telephone number at that address is +44 (0)1624 811 603.

Recent Developments

On August 8, 2025, Lifezone’s indirect wholly-owned subsidiary, Kabanga Nickel Limited (“KNL”), entered into a $60 million secured bridge loan facility agreement (the “Bridge Facility”) with Taurus Mining Finance Fund No. 2, L.P. (“Taurus”). The bridge loan is intended to support advancement of the Kabanga Nickel Project, located in northwest Tanzania, by funding the development of critical early works and infrastructure development as the Company moves toward final investment decision for the Kabanga Nickel Project.

The Bridge Facility bears interest at a rate of 9.25% per annum on drawn amounts, payable quarterly. It is subject to an arrangement fee of 2.25% and a commitment fee of 2.5% per annum on undrawn amounts. The loan is secured by a security interest in the shares that Lifezone indirectly holds in KNL and security interests in other assets relating to the Kabanga Nickel Project. The loan is also guaranteed by other subsidiaries of Lifezone.

As part of the transaction, Lifezone issued warrants to purchase 2.5 million Lifezone ordinary shares, exercisable at $5.42 per share, such to adjustments. The warrants will expire five years from the date of issuance. The Bridge Facility matures on July 31, 2027, and includes an option for KNL to extend the maturity date by six months. If KNL elects to extend, Lifezone will be required to issue an additional 1.5 million warrants to Taurus on substantially the same terms and pay an extension fee of 2.25%.

On July 18, 2025 Lifezone entered into a definitive agreement with BHP to acquire BHP’s 17% equity interest in KNL. As a result of the transaction Lifezone now owns 100% of KNL and all existing agreements with BHP, including the T2 Option Agreement, are terminated. Lifezone has assumed full control of 100% of the offtake from the Kabanga Nickel Project. As consideration, a fixed cash payment of $10 million is payable by Lifezone within 30 days after the earlier of: (i) 12 months after the Final Investment Decision at Kabanga; or (ii) once Lifezone has raised $250 million in aggregate funding (whether through equity, debt or alternative sources). A second deferred cash payment is payable within 30 days after the period of 12 months following the achievement of first commercial production. This amount is indexed to Lifezone’s share price performance, with a reference share price of $4.16 per share and a reference amount of $28 million. The maximum amount of total consideration payable by Lifezone is limited to $83 million, or reduced to $75 million if a Resettlement Action Plan (“RAP”) Trigger Event occurs.

Emerging Growth Company

Lifezone Metals is an “emerging growth company,” as defined in Section 2(a)(19) of the Securities Act, as modified by the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in their periodic reports and proxy statements and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find Lifezone Metals’ securities less attractive as a result, there may be a less active trading market for Lifezone Metals’ securities and the prices of Lifezone Metals’ securities may be more volatile.

Lifezone Metals will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the date on which Ordinary Shares were offered in connection with the Business Combination, (b) in which it has total annual gross revenues of at least $1.235 billion, or (c) in which it is deemed to be a large accelerated filer, which means the market value of its ordinary shares that are held by non-affiliates is equal to or exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter; and (2) the date on which it has issued more than $1.0 billion in non-convertible debt during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.

Foreign Private Issuer

Lifezone Metals is considered a “foreign private issuer” under the securities laws of the U.S. and the rules of the NYSE. Under the applicable securities laws of the U.S., “foreign private issuers” are subject to different disclosure requirements than U.S. domiciled issuers. As a foreign private issuer, Lifezone Metals is not subject to the SEC’s proxy rules. Under the NYSE’s rules, a “foreign private issuer” is subject to less stringent corporate governance and compliance requirements and subject to certain exceptions, the NYSE permits a “foreign private issuer” to follow its home country’s practice in lieu of the listing requirements of the NYSE. Accordingly, Lifezone Metals’ shareholders may not receive the same protection afforded to shareholders of companies that are subject to all of the NYSE’s corporate governance requirements.

Lifezone Metals intends to take all actions necessary for it to maintain compliance as a foreign private issuer under the applicable corporate governance requirements of the Sarbanes-Oxley Act, the rules adopted by the SEC and the NYSE corporate governance rules and listing standards.

Because Lifezone Metals is a foreign private issuer, its directors and senior management are not subject to short-swing profit and insider trading reporting obligations under Section 16 of the Exchange Act. They will, however, be subject to the obligations to report changes in share ownership under Section 13 of the Exchange Act and related SEC rules.

THE OFFERING

Shares of Common Stock being Offered by Selling Stockholder	The Selling Securityholder may offer and sell from time to time up to 2,500,000 ordinary shares of Lifezone Metals Limited. These shares are issuable to the Selling Securityholder upon the exercise of warrants received in connection with the Bridge Facility.

Shares of Common Stock Outstanding prior to this Offering	79,295,691

Use of Proceeds	All of the Ordinary Shares offered by the Selling Securityholder pursuant to this prospectus will be sold by the Selling Securityholder for its account. Lifezone Metals will not receive any of the proceeds from such sales. However, we will receive proceeds from the exercise of the warrants if the Selling Securityholder exercises a warrant for cash. We will pay certain expenses associated with the registration of the securities covered by this prospectus, as described in the section entitled “Plan of Distribution.”

Trading Symbol of Common Stock	LZM

Risk Factors	Investing in our securities involves a high degree of risk. You should carefully review and consider “Risk Factors” beginning on page 4 of this prospectus.

Dividends	Lifezone Metals has not paid any cash dividends on the Ordinary Shares to date. It is presently intended that Lifezone Metals will retain its earnings for use in business operations and, accordingly, it is not anticipated that Lifezone Metals’ board of directors (the “Board”) will declare dividends in the foreseeable future.

Unless otherwise stated in this prospectus, the total number of shares of Ordinary Shares outstanding prior to this offering is based on 79,295,691 Ordinary Shares outstanding as of August 21, 2025 and excludes any shares issuable upon exercise of the publicly traded warrants, shares issuable upon conversion of the convertible debentures or shares issuable to the Lifezone Metals Limited 2023 Omnibus Incentive Compensation Plan.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should consider carefully the risks described under the section titled “Item 3.D.: Risk Factors” in our most recent Annual Report on Form 20-F and our Interim Report for the six-month period ending June 30, 2025 which are incorporated by reference herein, as well as any other information included or incorporated by reference in this prospectus. Our business, operating results, financial condition or prospects could also be harmed by risks and uncertainties not currently known to us or that we currently do not believe are material. If any of the risks actually occurs, our business, operating results, financial condition and prospects could be adversely affected. In that event, the market price of the Ordinary Shares could decline, and you could lose part or all of your investment.

USE OF PROCEEDS

All of the Ordinary Shares offered by the Selling Securityholder pursuant to this prospectus will be sold by the Selling Securityholder for its account. We will not receive any of the proceeds from such sales. However, we will receive proceeds from the exercise of the warrants if the Selling Securityholder exercises a warrant for cash. We will pay certain expenses associated with the registration of the securities covered by this prospectus, as described in the section entitled “Plan of Distribution.”

MARKET PRICE OF OUR SECURITIES AND DIVIDEND POLICY

Our Ordinary Shares and Warrants began trading on the NYSE under the symbols “LZM” and “LZMW,” respectively, on July 6, 2023. On August 21, 2025, the closing price for our Ordinary Shares on the NYSE was US$4.42. On August 21, 2025, the closing price for our Warrants on the NYSE was US$0.3980.

As of August 21, 2025 there were approximately 112 holders of record of our Ordinary Shares and approximately 27 holders of record of our Warrants based on public filings. Such numbers do not include beneficial owners holding our securities through nominee names.

Lifezone Metals has not paid any cash dividends on the Ordinary Shares to date. It is presently intended that Lifezone Metals will retain its earnings for use in business operations and, accordingly, it is not anticipated that Lifezone Metals’ Board will declare dividends in the foreseeable future.

CAPITALIZATION AND INDEBTEDNESS

The table below sets forth our capitalization and indebtedness as of June 30, 2025 in accordance with IFRS as reported by Lifezone Metals Limited on a consolidated basis:

As of June 30, 2025
(US dollars in millions)
Cash and cash equivalents	12.5

Debt
Convertible debentures and embedded derivatives	37.0
Lease liabilities - current	0.6
Lease liabilities - non-current	0.4
Total Debt	38.0

Equity
Share capital	-
Share premium and other reserves	544.9
Accumulated Deficit	(451.8)
Non-controlling Interest	9.4
Total Equity	102.6
Total capitalization	140.6

SELLING SECURITYHOLDER

The prospectus covers the resale of an aggregate of up to 2,500,000 Ordinary Shares issuable upon the exercise of warrants issued to Taurus in connection with the Bridge Facility.

The Selling Securityholder may from time to time offer and sell any or all of the securities set forth below pursuant to this prospectus.

The table below sets forth, as of the date of this prospectus, the name of the Selling Securityholder for which we are registering securities for resale to the public and the number of Ordinary Shares that the Selling Securityholder may offer pursuant to this prospectus and the total amount of our securities beneficially owned by the Selling Securityholder. The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or investment power over such security. A shareholder is also deemed to be, as of any date, the beneficial owner of all securities that such shareholder has the right to acquire within 60 days after that date through (i) the exercise of any option, warrant or right, (ii) the conversion of a security, (iii) the power to revoke a trust, discretionary account or similar arrangement or (iv) the automatic termination of a trust, discretionary account or similar arrangement. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, Ordinary Shares subject to options or other rights (as set forth above) held by that person that are currently exercisable, or will become exercisable within 60 days thereafter, are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person.

We cannot advise you as to whether the Selling Securityholder will in fact sell any or all of the Ordinary Shares offered by this prospectus. In addition, the Selling Securityholder may sell, transfer or otherwise dispose of, at any time and from time to time, the Ordinary Shares in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus, subject to applicable law.

Name of Selling Securityholder	Securities beneficially owned prior to this offering	%	Securities being offered	Securities beneficially owned after sale		%
Taurus Mining Finance Fund No. 2, L.P.(1)	2,500,000	3.15	2,500,000	0	0	0

(1)	Represents 2,500,000 Ordinary Shares issuable upon exercise of the warrants described herein. The registered address and business address of Taurus Mining Finance Fund No. 2, L.P. is Corporation Trust Center, 1209 Orange St., Wilmington, DE 19801, USA. The mailing address of Taurus Mining Finance Fund No. 2, L.P. is c/o Taurus Funds Management Pty Ltd, Suite 4101, Level 41, Gateway, 1 Macquarie Place, Sydney NSW 2000, Australia. Taurus Mining Finance Fund No. 2, L.P. is controlled by its general partner, Taurus Mining Finance Fund No. 2, GP LLC (“Taurus GP”). The Managers of the sole member of Taurus GP having voting or investment control over the Ordinary Shares are Brad Cowdroy, Mark Cook and Tim Woolaver.

TAXATION

Material U.S. Federal Income Tax Considerations

Our Annual Report filed on Form 20-F provides a discussion of the material U.S. federal income tax considerations that may be relevant to prospective investors in our securities.

Non-United States Federal Income Tax Considerations

Our Annual Report filed on Form 20-F provides a discussion of Isle of Man tax consequences that may be relevant to prospective investors in our securities.

General

We are not providing any tax advice as to the acquisition, holding or disposition of the securities offered herein. Investors in our securities, particularly investors who are not residents of the U.S., are strongly encouraged to consult their own tax advisor to determine the U.S. federal, state and any applicable foreign tax consequences relating to their investment in our securities

DESCRIPTION OF LIFEZONE METALS ORDINARY SHARES, WARRANTS AND CONVERTIBLE DEBT

LZM is an Isle of Man company limited by shares and its affairs are governed by its amended and restated memorandum and articles of association (“A&R Articles of Association”) and the Companies Act 2006 of the Isle of Man (the “IOM Companies Act”) (each as amended or modified from time to time).

As provided in the A&R Articles of Association, subject to the IOM Companies Act, Lifezone Metals has unlimited capacity to carry on or undertake any business or activity, do any act or enter into any transaction.

The registered office of Lifezone Metals is 2nd Floor, St George’s Court, Upper Church Street, Douglas, IM1 1EE, Isle of Man.

The A&R Articles of Association authorize the issuance of an unlimited number of Ordinary Shares in Lifezone Metals unless otherwise directed by the Board. All of the outstanding Ordinary Shares in Lifezone Metals are fully paid and non-assessable. As of August 21, 2025, 79,295,691 Ordinary Shares are issued an outstanding and 14,391,041 public Warrants are outstanding. As of the date of this registration statement, Lifezone Metals also has outstanding 2,500,000 private warrants which were issued to the Selling Securityholder in connection with the Bridge Facility.

For a description of Lifezone Metals’ Ordinary Shares and public warrants, including the rights and obligations attached thereof, please refer to Exhibit 2.5 to Lifezone Metal’s Annual Report on Form 20-F for the year ended December 31, 2024, which is incorporated by reference herein. For convenience, we have included below summaries of material provisions of the A&R Articles of Association insofar as they relate to the material terms of the Ordinary Shares of Lifezone Metals.

Lifezone Metals’ Ordinary Shares

Voting Rights

Except as otherwise specified in the memorandum and articles of association of Lifezone Metals (the “A&R Articles of Association”) or as required by law or NYSE rules, holders of Ordinary Shares registered in the register of members of Lifezone Metals (with Company number 020550V) will vote as a single class. Holders of Ordinary Shares shall at all times vote together on all resolutions submitted to a vote of the members. Voting at any meeting of members is by show of hands unless a poll is demanded. A poll may be demanded by the chairperson of such meeting, at least five members present in person or by proxy, or by a member or members present in person or by proxy representing not less than one-tenth of the voting rights of all the members.

The holders of Ordinary Shares are entitled to one vote per share on all matters to be voted on by shareholders. The A&R Articles of Association do not provide for cumulative voting with respect to the election of directors. The Board is divided into three classes, each consisting initially of an equal number of directors (to the extent feasible).

Transfer

All Ordinary Shares are issued in registered form and may be freely transferred under the A&R Articles of Association, unless any such transfer is restricted or prohibited by another instrument, the NYSE rules or applicable securities laws.

Under the A&R Articles of Association, uncertificated Ordinary Shares that are listed on a recognized exchange may be transferred without the need for a written instrument of transfer if the transfer is carried out in accordance with the laws, rules, procedures and other requirements applicable to shares listed on the recognized exchange and subject to the A&R Articles of Association, the Companies Act 2006 of the Isle of Man (the “IOM Companies Act”) and the Isle of Man Uncertificated Securities Regulations 2006.

Purchase of Ordinary Shares by Lifezone Metals

The IOM Companies Act and the A&R Articles of Association permit Lifezone Metals to purchase its own shares with the prior written consent of the relevant members, or pursuant to an offer to all members, on such terms and in such manner as may be determined by the Board and by a resolution of directors in accordance with the prescribed requirements of the IOM Companies Act.

Dividends and Distributions

Pursuant to the A&R Articles of Association and the IOM Companies Act the Board may from time to time declare dividends and other distributions, and authorize payment thereof, if the Board is satisfied that, in accordance with the IOM Companies Act, immediately after the payment of any such dividend or distribution, (a) Lifezone Metals will be able to pay its debts as they become due in the normal course of its business and (b) the value of Lifezone Metals’ assets will exceed the value of its liabilities. Each Lifezone Metals ordinary share has equal rights with regard to dividends and to distributions of the surplus assets of Lifezone Metals, if any.

Other Rights

Under the A&R Articles of Association, the holders of Ordinary Shares are not entitled to any pre-emptive rights or anti-dilution rights. Ordinary Shares are not subject to any sinking fund provisions.

Issuance of Additional Shares

The A&R Articles of Association authorize the Board to issue additional Ordinary Shares from time to time as the Board shall determine, subject to the IOM Companies Act and the provisions, if any, in the A&R Articles of Association and, where applicable, the rules and regulations of any applicable exchange, the SEC and/or any other competent regulatory authority and without prejudice to any rights attached to any existing shares.

However, under Isle of Man law, Lifezone Metals’ directors may only exercise the rights and powers granted to them under the A&R Articles of Association for a proper purpose and for what they believe in good faith to be in the best interests of Lifezone Metals.

Meetings of Shareholders

Under the A&R Articles of Association, Lifezone Metals is required to hold an annual general meeting each year. The Board may call an annual general meeting on not less than 21 clear days’ notice or an extraordinary general meeting upon not less than 14 clear days’ notice unless such notice is waived in accordance with the A&R Articles of Association. A meeting notice must specify, among other things, the place, day and time of the meeting and the general nature of the business to be conducted at such meeting. At any meeting of Lifezone Metals shareholders, one or more shareholders entitled to attend and to vote on the business to be transacted and holding more than 50% of the Ordinary Shares shall be a quorum. Subject to the requirements of the IOM Companies Act and Isle of Man law, only those matters set forth in the notice of the general meeting or (solely in the case of a meeting convened upon a Members’ Requisition (as defined below)) properly requested in connection with a Members’ Requisition may be considered or acted upon at a meeting of Lifezone Metals shareholders.

Each general meeting, other than an annual general meeting, shall be an extraordinary general meeting. Under the IOM Companies Act shareholders have the right to require the directors to call an extraordinary general meetings of shareholders (a “Members’ Requisition”). To properly call an extraordinary general meeting pursuant to a Members’ Requisition, (a) the request of shareholders representing not less than 10% of the voting power represented by all issued and outstanding shares of Lifezone Metals in respect of the matter for which such meeting is requested must be deposited at the registered office of Lifezone Metals and (b) the requisitioning shareholders must comply with certain information requirements specified in the A&R Articles of Association.

In connection with any meeting of shareholders, the right of a shareholder to bring other business or to nominate a candidate for election to the Board must be exercised in compliance with the requirements of the A&R Articles of Association. Among other things, notice of such other business or nomination must be received at the registered office of Lifezone Metals not later than the close of business on the date that is 120 days before, and not earlier than the close of business on the date that is 150 days before, the one-year anniversary of the preceding year’s annual general meeting, subject to certain exceptions.

Liquidation

On a liquidation or winding up of Lifezone Metals assets available for distribution among the holders of Ordinary Shares shall be distributed among the holders of the Ordinary Shares on a pro-rata basis.

Inspection of Books and Records

Any director of Lifezone Metals is entitled, on giving reasonable notice to Lifezone Metals, to inspect the documents and records maintained by Lifezone Metals and to make copies of or take extracts from such documents and records.

A company is required to keep at the office of its registered agent: its memorandum and articles of association of the company; the register of members or a copy of the register of members; the register of directors or a copy of the register of directors; the register of charges (if any) or a copy of the register of charges; copies of all notices and other documents filed by the company in the previous six years; originals or copies of the accounting records required to be kept under the IOM Companies Act; and originals of any financial statements prepared.

Anti-Takeover Provisions

Some provisions of the A&R Articles of Association may discourage, delay or prevent a change of control of Lifezone Metals or management that members may consider favorable, including, among other things:

●	a classified board of directors with staggered, three-year terms;

●	the ability of the Board to issue preferred shares and to determine the price and other terms of those shares, including preferences and voting rights, potentially without shareholder approval;

●	the limitation of liability of, and the indemnification of and advancement of expenses to, members of the Board;

●	advance notice procedures with which members must comply to nominate candidates to the Board or to propose matters to be acted upon at an annual general meeting or extraordinary general meeting, which could preclude members from bringing matters before an annual general meeting or extraordinary general meeting and delay changes in the Board;

●	that members may not act by written consent in lieu of a meeting;

●	the right of the Board to fill vacancies created by the expansion of the Board or the resignation, death or removal of a director; and

●	that the A&R Articles of Association may be amended only by the affirmative vote of the holders of at least three-fourths of the votes cast at a general meeting.

However, under Isle of Man law, the directors of Lifezone Metals may only exercise the rights and powers granted to them under the IOM Companies Act for proper purposes and for what they believe in good faith to be in the best interests of Lifezone Metals.

Bridge Facility Warrants

As part of the Bridge Facility transaction, on August 8, 2025, Lifezone Metals issued warrants to purchase up to an aggregate of 2,500,000 Ordinary Shares, exercisable at $5.42 per share, such to customary adjustments. The warrants were exercisable at any time after August 8, 2025 and will expire on the date that is the five year anniversary of the August 8, 2025 issue date. In certain circumstances when there is no effective resale registration statement, the holder may exercise the warrants by of a “cashless exercise” or cash settlement.

At no time may the holder exercise such warrant if the number of Ordinary Shares to be issued pursuant to such exercise would exceed, when aggregated with all other Ordinary Shares owned by the holder and its affiliates at such time, or any other person acting as a group together with the holder or any of its affiliates, the number of Ordinary Shares which would result in such holder, its affiliates and such other person beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) in excess of 4.99% of the then issued and outstanding Ordinary Shares, provided that the holder may upon notice to Lifezone Metals increase the beneficial ownership limitation to 9.99%.

Convertible Debentures

On March 27, 2024 LZM closed a private of US$50 Million of Unsecured Convertible Debentures. The unsecured convertible debentures bear interest over a 48-month term, payable quarterly, at a rate of the Secured Overnight Financing Rate (“SOFR”) plus 4.0% per annum, subject to a SOFR floor of 3.0%. The debentures can be redeemed early by Lifezone, subject to the achievement of certain conditions, at a price of 105% plus interest otherwise payable to the maturity date. Interest is payable quarterly via a mix of cash and shares during the first two years and all in cash during the last two years.

The debentures are convertible into common shares of Lifezone at the option of the holder at a price of US$8.00 per share, subject to customary adjustments. Mandatory conversion can occur if Lifezone’s share price is greater than 50% above the conversion price for any 15 trading days within a 30 consecutive trading days period.

PLAN OF DISTRIBUTION

We will not receive any proceeds from any sale by the Selling Securityholder of the Ordinary Shares being registered hereunder. However, we will receive proceeds from the exercise of the warrants if the Selling Securityholder exercises a warrant for cash. We will bear all costs, expenses and fees in connection with the registration of the securities offered by this prospectus, whereas the Selling Securityholder will bear all incremental selling expenses, including commissions, brokerage fees and other similar selling expenses.

The Selling Securityholder may offer and sell, from time to time, some or all of the securities covered by this prospectus. We have registered the securities covered by this prospectus for offer and sale so that those securities may be freely sold to the public by the Selling Securityholder. Registration of the securities covered by this prospectus does not mean, however, that those securities necessarily will be offered or resold by the Selling Securityholder.

Sales of the securities offered hereby may be effected by the Selling Securityholder from time to time in one or more types of transactions (which may include block transactions) on the NYSE at prevailing market prices, in negotiated transactions, through put or call options transactions relating to the securities offered hereby, through short sales of the securities offered hereby, or a combination of such methods of sale. Such transactions may or may not involve brokers or dealers. In effecting sales, brokers or dealers engaged by the Selling Securityholder may arrange for other brokers or dealers to participate. Broker-dealer transactions may include purchases of the securities by a broker-dealer as principal and resales of the securities by the broker-dealer for its account pursuant to this prospectus, ordinary brokerage transactions or transactions in which the broker-dealer solicits purchasers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholder and/or the purchasers of the securities offered hereby for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). Any broker-dealers participating in the distribution of the securities covered by this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions received by any of those broker-dealers may be deemed to be underwriting commissions under the underwriting commissions under the Securities Act.

There can be no assurance that the Selling Securityholder will sell all or any of the securities offered by this prospectus. In addition, the Selling Securityholder may also sell securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. Rule 144 is not available for the resale of securities initially issued by shell companies or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met: (i) the issuer of the securities that was formerly a shell company has ceased to be a shell company; (ii) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (iii) the issuer of the securities has filed all Exchange Act reports and materials required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than current reports; and (iv) at least one year has elapsed from the time that the issuer filed current Form 20-F type information with the SEC reflecting its status as an entity that is not a shell company (which we filed with the SEC on July 11, 2023).

The Selling Securityholder have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.

Upon our being notified by any Selling Securityholder that any material arrangement has been entered into with a broker-dealer for the sale of securities offered hereby through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing:

●	the name of the participating broker-dealer(s);

●	the specific securities involved;

●	the initial price at which such securities are to be sold;

●	the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable; and

●	other facts material to the transaction.

To the extent required, we will use our reasonable commercial efforts to file one or more supplements to this prospectus to describe any material information with respect to the plan of distribution not previously disclosed in this prospectus or any material change to such information.

Indemnification

We may indemnify, dealers or agents who participate in the distribution of securities against certain liabilities, including liabilities under the Securities Act and agree to contribute to payments which these dealers or agents may be required to make.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Lifezone Metals pursuant to the foregoing provisions, Lifezone Metals has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

EXPENSES

The following table sets forth the expenses (other than broker-dealer fees or agency fees and other items constituting agents’ compensation, if any, which will be paid by the Selling Securityholder) expected to be incurred by us in connection with a possible offering of the Ordinary Shares securities registered under this registration statement.

AMOUNT
SEC registration fee	$1,734
Estimated printing expenses	$2,000
Estimated legal fees and expenses	$20,000
Estimated accounting fees and expenses	$15,000
Miscellaneous costs	$2,000
Total	$40,734

LEGAL MATTERS

The validity of our ordinary shares offered by this prospectus relating to Isle of Man law will be passed upon for us by Appleby (Isle of Man) LLC.

EXPERTS

The consolidated financial statements of Lifezone Metals Limited as of and for the year ended December 31, 2024 incorporated by reference in this prospectus and in the registration statement have been so incorporated in reliance on the report of BDO LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. BDO LLP, London, United Kingdom, is a member of the Institute of Chartered Accountants in England and Wales.

The consolidated financial statements as of December 31, 2023 and each of the two years in the period ended December 31, 2023 incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

DRA Projects (Pty.) Ltd and Sharron Sylvester, BSc (Geol), RPGeo AIG (10125), Technical Director - Geology at OreWin Pty Ltd prepared the Kabanga Nickel Project Feasibility Study Technical Report Summary titled “Feasibility Study - Technical Report Summary Kabanga Nickel Project”. Both are Qualified Persons (“QPs”) as defined in subpart 1300 of Regulation S-K and are considered independent of Lifezone Metals.

As at the date hereof, none of the above-named experts has received, or is to receive, in connection with the offering, an interest, direct or indirect, in Lifezone Metals or its subsidiaries.

SERVICE OF PROCESS AND ENFORCEABILITY OF CIVIL LIABILITIES UNDER U.S. SECURITIES LAWS

Lifezone Metals is an Isle of Man company and substantially all of its assets and operations are located outside of the U.S. In addition, certain of Lifezone Metals’ directors and officers reside outside the U.S. As a result, it may be difficult for you to effect service of process within the U.S. or elsewhere upon these persons. It may also be difficult for you to enforce in the jurisdictions in which Lifezone Metals operates or Isle of Man courts judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against Lifezone Metals and its officers and directors, certain of whom are not residents in the U.S. and the substantial majority of whose assets are located outside of the U.S. It may be difficult or impossible for you to bring an action against Lifezone Metals in the Isle of Man if you believe your rights under the U.S. securities laws have been infringed. In addition, there is uncertainty as to whether the courts of the Isle of Man or jurisdictions in which Lifezone Metals operates would recognize or enforce judgments of U.S. courts against Lifezone Metals or such persons predicated upon the civil liability provisions of the securities laws of the U.S. or any state and it is uncertain whether such Isle of Man or courts in jurisdictions in which Lifezone Metals operates would hear original actions brought in the Isle of Man or jurisdictions in which Lifezone Metals operates against Lifezone Metals or such persons predicated upon the securities laws of the U.S. or any state.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus is part of the registration statement on Form F-3 we filed with the SEC under the Securities Act with respect to the securities offered by this prospectus. However, as is permitted by the rules and regulations of the SEC, this prospectus, which is part of our registration statement on Form F-3, omits certain information, exhibits, and undertakings set forth in the registration statement. For further information about us, the securities offered by this prospectus. Please refer to the registration statements and exhibits filed as a part of the registration statement.

We are subject to certain of the informational filing requirements of the Exchange Act. As a foreign private issuer, we are not subject to all of the disclosure requirements applicable to public companies organized within the United States. For example, we are exempt from certain rules under the Exchange Act that regulate disclosure obligations and procedural requirements related to the solicitation of proxies, consents or authorizations applicable to a security registered under the Exchange Act, including the U.S. proxy rules under Section 14 of the Exchange Act. In addition, our officers and directors are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and related rules with respect to their purchases and sales of our securities. Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. public companies and are not required to file quarterly reports on Form 10-Q or current reports on Form 8-K under the Exchange Act.

The SEC maintains a website at http://www.sec.gov that contains reports and other information that we file with or furnish electronically with the SEC. You may also find such documents on our website at http://www.lifezonemetals.com. The information on our website is not incorporated by reference into this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We file annual and special reports and other information with the SEC (File Number 001-41737). These filing contain important information which does not appear in this prospectus. The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important to you by referring you to other documents which we have filed or furnished with the SEC. We are incorporating by reference in this prospectus the documents listed below:

●	Our Annual Report on Form 20-F for the fiscal year ended on December 31, 2024, filed with the SEC on April 9, 2025;

●	Our Form 6-K for the month of April 2025 reporting materials relating to our 2025 annual meeting of shareholders, furnished to the SEC on April 16, 2025;

●	Our Form 6-K for the month of July 2025 reporting its agreement with BHP Billiton (UK) DDS Limited, furnished to the SEC on July 18, 2025;

●	Our Form 6-K for the month of July 2025 reporting the July 2025 Kabanga Nickel Project - Feasibility Study - Technical Report Summary, furnish to the SEC on July 18, 2025;

●	Exhibit 99.2 of our Form 6-K for the month of August 2025 reporting our six month financial results for the period ending June 30, 2015, submitted to the SEC on August 11, 2025;

●	The Explanatory Note contained in our Form 6-K for the month of August 2025, and the related Exhibits 4.1, 10.1 and 10.2 to the Form 6-K for the month of August 2025, in connection with the Bridge Facility, submitted to the SEC on August 11, 2025; and

●	The description of the ordinary shares contained in our registration statement on Form 8-A, as filed with the SEC on July 5, 2023, including any subsequent amendment or any report filed for the purpose of updating such description.

All subsequent annual reports filed by us pursuant to the Exchange Act on Form 20-F prior to the termination of an offering shall be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of the filing of such documents. We may also incorporate part or all of any Form 6-K subsequently submitted by us to the SEC prior to the termination of an offering by identifying in such Forms 6-K that they, or certain parts of their contents, are being incorporated by reference herein, and any Forms 6-K so identified shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of submission of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide each person, including any beneficial owner to whom a prospectus is delivered, without charge, upon a written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Written or telephone requests should be directed to: Lifezone Metals Limited, Investor Relations:- info@lifezonemetals.com or  +44 1624 850500.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

Subject to the provisions of the IOM Companies Act, the Amended and Restated Memorandum and Articles of Association of Lifezone Metals provide that Lifezone Metals shall indemnify each of its directors and officers (including former directors and officers) out of its assets, to the fullest extent permissible under the laws of the Isle of Man, against any liability, action, proceeding, claim, demand, costs, damages or expenses, including legal expenses, whatsoever, which any of those directors or officers may incur as a result of any act or failure to act in carrying out their functions unless that liability arises through their actual fraud or willful default. The IOM Companies Act permits the indemnification of directors and officers provided that such person acted honestly and in good faith and in what such person believed to be in the best interests of the company and, in the case of criminal proceedings, had no reasonable cause to believe that the conduct of such person was unlawful.

Costs and expenses, including reasonable attorneys’ fees, incurred by a director or officer in connection with the defense of any action, suit, proceeding or investigation involving them may be paid by Lifezone Metals in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it shall be determined by final judgment that the director is not entitled to be indemnified by Lifezone Metals in accordance with its Amended and Restated Memorandum and Articles of Association.

The indemnification and advancement of expenses provided by, or granted pursuant to, the Amended and Restated Memorandum and Articles of Association of Lifezone Metals is not exclusive of any other rights to which the person seeking indemnification or advancement of expenses may be entitled.

The directors, on behalf of Lifezone Metals, may purchase and maintain insurance for the benefit of any current or former director or other officer of Lifezone Metals against any liability which, by virtue of any rule of law, would otherwise attach to such person in respect of any negligence, default, breach of duty or breach of trust of which such person may be guilty in relation to Lifezone Metals.

In addition, Lifezone Metals has purchased and intends to maintain standard policies of insurance under which coverage is provided to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, and to Lifezone Metals with respect to payments which may be made by Lifezone Metals to such directors and officers pursuant to the above indemnification provision or otherwise as a matter of law.

Item 9. Exhibits

Exhibit Number	Description
2.1†	Business Combination Agreement, dated December 13, 2022, by and among GoGreen, GoGreen Sponsor 1 LP, Lifezone Metals, Merger Sub, LHL and Keith Liddell, solely in his capacity as the Company Shareholders Representative, and those shareholders of the LHL set forth on the signature pages thereto (incorporated by reference to Annex A to Amendment No. 2 to the Company’s Registration Statement on Form F-4 (File No. 333-271300) filed with the SEC on June 2, 2023).
2.2†	Plan of Merger, dated July 5, 2023, by and among GoGreen, Merger Sub and Lifezone Metals (incorporated by reference to Exhibit 2.2 to Amendment No. 1 to the Company’s Registration Statement on Form F-1 (File No. 333-272865) filed with the SEC on July 11, 2023).
3.1	Amended and Restated Memorandum of Association and Articles of Association of Lifezone Metals (incorporated by reference to Exhibit 3.1 to Amendment No.1 to the Company’s Registration Statement on Form F-1 (File No. 333-272865) filed with the SEC on July 11, 2023).
4.1	Specimen warrant certificate (included as Exhibit A to Exhibit 4.2).
4.2	Warrant Agreement, between GoGreen and Continental Stock Transfer & Trust Company dated October 20, 2021 (incorporated by reference to Exhibit 4.1 to GoGreen’s Current Report on Form 8-K (File No. 001-40941) filed with the SEC on October 26, 2021).
4.3	Assignment, Assumption and Amendment Agreement, dated July 5, 2023, by and among GoGreen, Lifezone Metals and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.3 to Amendment No. 1 to the Company’s Registration Statement on Form F-1 (File No. 333-272865) filed with the SEC on July 11, 2023).
4.4	Warrant to Purchase Ordinary Shares dated August 8, 2025 (incorporated by reference to Exhibit 4.1 to the Company’s Report of Foreign Private Issuer on Form 6-K (File No. 001-41737) filed with the SEC on August 11, 2025).
5.1*	Opinion of Appleby (Isle of Man) LLC.
10.1	Sponsor Support Agreement, dated December 13, 2022, by and among LHL, GoGreen and GoGreen Sponsor 1 LP (incorporated by reference to Exhibit 10.1 to GoGreen’s Current Report on Form 8-K (File No. 001-40941) filed with the SEC on December 13, 2022).
10.2†	Registration Rights Agreement, dated July 6, 2023, by and among Lifezone Metals, GoGreen Sponsor 1 LP, certain equityholders of LHL and GoGreen (incorporated by reference to Exhibit 10.2 to Amendment No. 1 to the Company’s Registration Statement on Form F-1 (File No. 333-272865) filed with the SEC on July 11, 2023).
10.3	Form of Lock-Up Agreement, by and among Lifezone Metals and certain LHL Shareholders (incorporated by reference to Exhibit 10.3 to GoGreen’s Current Report on Form 8-K (File No. 001-40941) filed with the SEC on December 13, 2022).
10.4	Form of Lock-Up Agreement, by and among Lifezone Metals and GoGreen Sponsor 1 LP (incorporated by reference to Exhibit 10.2 to GoGreen’s Current Report on Form 8-K (File No. 001-40941) filed with the SEC on December 13, 2022).
10.5	Form of Subscription Agreement, entered into among GoGreen, Lifezone Metals and certain institutional subscribers (incorporated by reference to Exhibit 10.4 to GoGreen’s Current Report on Form 8-K (File No. 001-40941) filed with the SEC on December 13, 2022).
10.6	Form of Subscription Agreement, entered into among GoGreen, Lifezone Metals and certain individual subscribers (incorporated by reference to Exhibit 10.5 to GoGreen’s Current Report on Form 8-K (File No. 001-40941) filed with the SEC on December 13, 2022).

10.7##†	Subscription Agreement, dated December 24, 2021, between BHP and Lifezone Limited (incorporated by reference to Exhibit 10.7 to Amendment No. 2 to the Company’s Registration Statement on Form F-4 (File No. 333-271300) filed with the SEC on June 2, 2023).
10.8##†	Loan Agreement, dated December 24, 2021, between KNL and BHP (incorporated by reference to Exhibit 10.8 to Amendment No. 2 to the Company’s Registration Statement on Form F-4 (File No. 333-271300) filed with the SEC on June 2, 2023).
10.9##†	Deed of Cooperation, dated December 24, 2021, as amended, between KNL and BHP (incorporated by reference to Exhibit 10.9 to Amendment No. 2 to the Company’s Registration Statement on Form F-4 (File No. 333-271300) filed with the SEC on June 2, 2023).
10.10##†	Subscription Agreement, dated October 14, 2022, between KNL and BHP (incorporated by reference to Exhibit 10.10 to Amendment No. 2 to the Company’s Registration Statement on Form F-4 (File No. 333-271300) filed with the SEC on June 2, 2023).
10.11##†	Investment Option Agreement, dated October 14, 2022, as amended, among KNL, Lifezone Limited and BHP (incorporated by reference to Exhibit 10.11 to Amendment No. 2 to the Company’s Registration Statement on Form F-4 (File No. 333-271300) filed with the SEC on June 2, 2023).
10.12##	Form of Shareholders’ Agreement, among KNL, Lifezone Limited and BHP (incorporated by reference to Exhibit 10.12 to Amendment No. 2 to the Company’s Registration Statement on Form F-4 (File No. 333-271300) filed with the SEC on June 2, 2023).
10.13†	Framework Agreement, dated January 19, 2021, between KNL and the Government of Tanzania (incorporated by reference to Exhibit 10.13 to Amendment No. 2 to the Company’s Registration Statement on Form F-4 (File No. 333-271300) filed with the SEC on June 2, 2023).
10.14##†	Kelltech License Agreement, dated April 16, 2014, as amended, between Lifezone Limited, Keith Liddell and Kelltech Limited (incorporated by reference to Exhibit 10.14 to Amendment No. 2 to the Company’s Registration Statement on Form F-4 (File No. 333-271300) filed with the SEC on June 2, 2023).
10.15##	KTSA License Agreement, dated April 16 2014, as amended, between Kelltech Limited and Kelltechnology South Africa (RF) Proprietary Limited (incorporated by reference to Exhibit 10.15 to Amendment No. 2 to the Company’s Registration Statement on Form F-4 (File No. 333-271300) filed with the SEC on June 2, 2023).
10.16##	Kellplant License Agreement, dated February 12, 2016, as amended, between Kelltechnology South Africa (RF) Proprietary Limited and Kellplant Proprietary Limited (incorporated by reference to Exhibit 10.16 to Amendment No. 2 to the Company’s Registration Statement on Form F-4 (File No. 333-271300) filed with the SEC on June 2, 2023).
10.17##†	Development, Licensing and Services Agreement, dated October 14, 2022, between Lifezone Limited and KNL (incorporated by reference to Exhibit 10.17 to Amendment No. 2 to the Company’s Registration Statement on Form F-4 (File No. 333-271300) filed with the SEC on June 2, 2023).
10.18##†	Lifezone Technical Services Agreement, dated June 10, 2020, as amended, between Lifezone Limited and Kelltechnology South Africa (RF) Proprietary Limited (incorporated by reference to Exhibit 10.18 to Amendment No. 2 to the Company’s Registration Statement on Form F-4 (File No. 333-271300) filed with the SEC on June 2, 2023).
10.19##†	Lifezone Technical Services Agreement, dated October 24, 2021, between Lifezone Limited and Kellplant Proprietary Limited (incorporated by reference to Exhibit 10.19 to Amendment No. 2 to the Company’s Registration Statement on Form F-4 (File No. 333-271300) filed with the SEC on June 2, 2023).

10.20##†	PPM Services Agreement, dated November 4, 2021, between Pilanesberg Platinum Mines Proprietary Limited and Kelltechnology South Africa (RF) Proprietary Limited (incorporated by reference to Exhibit 10.20 to Amendment No. 2 to the Company’s Registration Statement on Form F-4 (File No. 333-271300) filed with the SEC on June 2, 2023).
10.21##	PPM Support Services Agreement, dated January 20, 2022, between Pilanesberg Platinum Mines Proprietary Limited and Kellplant Proprietary Limited (incorporated by reference to Exhibit 10.21 to Amendment No. 2 to the Company’s Registration Statement on Form F-4 (File No. 333-271300) filed with the SEC on June 2, 2023).
10.22##	Loan Agreement, dated November 9, 2021, between Pilanesberg Platinum Mines Proprietary Limited and Kellplant Proprietary Limited (incorporated by reference to Exhibit 10.22 to Amendment No. 2 to the Company’s Registration Statement on Form F-4 (File No. 333-271300) filed with the SEC on June 2, 2023).
10.23	Loan Agreement, dated March 31, 2022, between the Industrial Development Corporation of South Africa Limited and Kellplant Proprietary Limited (incorporated by reference to Exhibit 10.23 to Amendment No. 2 to the Company’s Registration Statement on Form F-4 (File No. 333-271300) filed with the SEC on June 2, 2023).
10.24	Shareholder’s Loan Agreement, dated March 31, 2022, between the Industrial Development Corporation of South Africa Limited and Kelltechnology South Africa (RF) Proprietary Limited (incorporated by reference to Exhibit 10.24 to Amendment No. 2 to the Company’s Registration Statement on Form F-4 (File No. 333-271300) filed with the SEC on June 2, 2023).
10.25##†	Shareholders Agreement, dated June 24, 2022, by and among certain shareholders of LHL and LHL (incorporated by reference to Exhibit 10.25 to Amendment No. 2 to the Company’s Registration Statement on Form F-4 (File No. 333-271300) filed with the SEC on June 2, 2023).
10.26##†	Kelltech Shareholders Agreement, dated April 16, 2014, as amended, between Lifezone Limited, Orkid S.a.r.l., Sedibelo Resources Limited (formerly Sedibelo Platinum Mines Limited), Kelltech Limited and Keith Stuart Liddell (incorporated by reference to Exhibit 10.26 to Amendment No. 2 to the Company’s Registration Statement on Form F-4 (File No. 333-271300) filed with the SEC on June 2, 2023).
10.27##†	Kelltech SA Subscription and Shareholders Agreement, dated February 12, 2016, as amended, between Lifezone Limited, Orkid S.a.r.l, the Industrial Development Corporation of South Africa, Kelltech Limited and KTSA (incorporated by reference to Exhibit 10.27 to Amendment No. 2 to the Company’s Registration Statement on Form F-4 (File No. 333-271300) filed with the SEC on June 2, 2023).
10.28†	Securities Exchange Agreement relating to Kabanga Nickel Limited, dated June 23, 2022, between Lifezone Limited and various sellers of and optionholders over KNL shares (incorporated by reference to Exhibit 10.28 to Amendment No. 2 to the Company’s Registration Statement on Form F-4 (File No. 333-271300) filed with the SEC on June 2, 2023).
10.29†	Securities Exchange Agreement relating to Kabanga Nickel Limited, dated June 24, 2022, between LHL and various sellers of KNL shares (incorporated by reference to Exhibit 10.29 to Amendment No. 2 to the Company’s Registration Statement on Form F-4 (File No. 333-271300) filed with the SEC on June 2, 2023).
10.30†	Securities Exchange Agreement relating to Lifezone Limited, dated June 24, 2022, between LHL and various sellers of and optionholders over Lifezone Limited shares (incorporated by reference to Exhibit 10.30 to Amendment No. 2 to the Company’s Registration Statement on Form F-4 (File No. 333-271300) filed with the SEC on June 2, 2023).
10.31†	Securities Exchange Agreement relating to Lifezone Limited, dated June 24, 2022, between LHL and BHP (incorporated by reference to Exhibit 10.31 to Amendment No. 2 to the Company’s Registration Statement on Form F-4 (File No. 333-271300) filed with the SEC on June 2, 2023).
10.32†	Share Sale Agreement, dated July 3, 2023, between Metprotech Pacific Pty Ltd, the persons set out in Schedule 1 thereto as vendors, Simon Walsh, as management vendors representative, The Simulus Group Pty Ltd and Lifezone Limited (incorporated by reference to Exhibit 99.1 to the Company’s Report of Foreign Private Issuer on Form 6-K (File No. 333-271300) filed with the SEC on July 3, 2023).

10.33††	Lifezone Metals Limited 2023 Omnibus Incentive Compensation Plan (incorporated by reference to Exhibit 10.33 to Amendment No. 1 to the Company’s Registration Statement on Form F-1 (File No. 333-272865) filed with the SEC on July 11, 2023).
10.34††	Form of Award Agreement under the 2023 Omnibus Incentive Compensation Plan (incorporated by reference to Exhibit 10.34 to Amendment No. 1 to the Company’s Registration Statement on Form F-1 (File No. 333-272865) filed with the SEC on July 11, 2023).
10.35††	Form of Award Agreement under the 2023 Omnibus Incentive Compensation Plan (incorporated by reference to Exhibit 10.35 to Amendment No. 1 to the Company’s Registration Statement on Form F-1 (File No. 333-272865) filed with the SEC on July 11, 2023).
10.36##	Form of Subscription Agreement Related to Issuance of Unsecured Convertible Debt (incorporated by reference to Exhibit 99.2 to the Company’s Report of Foreign Private Issuer on Form 6-K (File No. 001-41737) filed with the SEC on March 28, 2024).
10.37	Form of Unsecured Convertible Debenture (incorporated by reference to Exhibit 99.3 to the Company’s Report of Foreign Private Issuer on Form 6-K (File No. 001-41737) filed with the SEC on March 28, 2024).
10.38##†	Bridge Loan Facility Agreement dated August 8, 2025 (incorporated by reference to Exhibit 10.1 to the Company’s Report of Foreign Private Issuer on Form 6-K (File No. 001-41737) filed with the SEC on August 11, 2025).
10.39	Form of Amended and Restated Senior Unsecured Convertible Debenture (incorporated by reference to Exhibit 10.2 to the Company’s Report of Foreign Private Issuer on Form 6-K (File No. 001-41737) filed with the SEC on August 11, 2025).
10.40	Deed of Termination relating to the T2 Agreement, dated as of July 18, 2025 (incorporated by reference to Exhibit 10.1 to the Company’s Report of Foreign Private Issuer on Form 6-K (File No. 001-41737) filed with the SEC on July 18, 2025).
10.41	Lock-Up Deed, dated as of July 18, 2025 (incorporated by reference to Exhibit 10.2 to the Company’s Report of Foreign Private Issuer on Form 6-K (File No. 001-41737) filed with the SEC on July 18, 2025).
10.42##	Share Purchase Agreement relating to the Kabanga Nickel Project, dated as of July 18, 2025 (incorporated by reference to Exhibit 10.3 to the Company’s Report of Foreign Private Issuer on Form 6-K (File No. 001-41737) filed with the SEC on July 18, 2025).
21.1	List of subsidiaries (incorporated by reference to Exhibit 8.1 to the Company’s Annual Report on Form 20-F (File No. 001-41737) filed with the SEC on April 9, 2025).
23.1*	Consent of BDO LLP.
23.2*	Consent of Grant Thornton.
23.3*	Consent of Appleby (Isle of Man) LLC (included in Exhibit 5.1).
23.4*	Consent of Sharron Sylvester.
23.5*	Consent of DRA Projects (Pty) Ltd.
24.1*	Power of Attorney (included on signature page hereto).
96.1	July 2025 Kabanga Nickel Project Feasibility Study - Technical Report Summary, effective July 18, 2025 prepared by Sharron Sylvester and DRA Projects (Pty) Ltd. (incorporated by reference to Exhibit 96.1 to the Company’s Report of Foreign Private Issuer on Form 6-K (File No. 001-41737) filed with the SEC on July 18, 2025).
107*	Filing Fee Table.

*	Filed herewith.
##	Portions of this exhibit have been omitted as the Registrant has determined that (i) the omitted information is not material and (ii) the omitted information is of the type that the Registrant customarily and actually treats as private or confidential.
†	Schedules to this exhibit have been omitted pursuant to Item 601(a)(5) of Registration S-K. The Registrant hereby agrees to furnish a copy of any omitted schedules to the Commission upon request.
††	Indicates a management contract or compensatory plan.

Item 10. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that Paragraphs (a)(1)(i), (ii), and (iii) do not apply if the registration statement is on Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or, as to a registration statement on Form F-3, is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the s Exchange Act that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in St. Andrews, Scotland on August 22, 2025.

LIFEZONE METALS LIMITED

By:	/s/ Chris Showalter
Name:	Chris Showalter
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned constitutes and appoints Chris Showalter and Ingo Hofmaier, each acting alone, his or her true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form F-3, or other appropriate form, and all amendments thereto, including post-effective amendments, of Lifezone Metals Limited, and to file the same, with all exhibits thereto, and other document in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

NAME	POSITION	DATE

/s/ Chris Showalter	Chief Executive Officer, Director	August 22, 2025
Chris Showalter	(Principal Executive Officer)

/s/ Ingo Hofmaier	Chief Financial Officer	August 22, 2025
Ingo Hofmaier	(Principal Financial and Accounting Officer)

/s/ Keith Liddell	Director	August 22 2025
Keith Liddell

	Director	August , 2025
Govind Friedland

/s/ John Dowd	Director	August 22, 2025
John Dowd

/s/ Robert Edwards	Director	August 22, 2025
Robert Edwards

/s/ Jennifer Houghton	Director	August 22, 2025
Jennifer Houghton

/s/ Mwanaidi Maajar	Director	August 22, 2025
Mwanaidi Maajar

/s/ Beatriz Orrantia	Director	August 22, 2025
Beatriz Orrantia

AUTHORIZED REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Lifezone Metals Limited, has signed this registration statement in the United States on August 22, 2025.

/s/ John Dowd
Name:	John Dowd